EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

(1)  Registration Statement (Form S-3 No. 333-21173) of Hollywood Media Corp.,
(2)  Registration Statement (Form S-3 No. 333-38219) of Hollywood Media Corp.
(3)  Registration Statement (Form S-3 No. 333-57855) of Hollywood Media Corp.
(4)  Registration Statement (Form S-3 No. 333-68209) of Hollywood Media Corp.
(5)  Registration Statement (Form S-3 No. 333-48380) of Hollywood Media Corp.
(6)  Registration Statement (Form S-3 No. 333-64262) of Hollywood Media Corp.
(7)  Registration Statement (Form S-3 No. 333-91090) of Hollywood Media Corp.
(8) Registration Statement (Form S-3 No. 333-113531) of Hollywood Media Corp., and
(9) Registration Statements (Form S-8 No. 333-14659) and (Form S-8 No. 333-45098) pertaining to the 1993 Stock Option Plan, as amended, and Directors Stock Option Plan, respectively;
(10) Registration Statement (Form S-8 No. 333-62152) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan, 401(k) Plan and the Director's Stock Option Plan
(11) Registration Statement (Form S-8 No. 333-114176) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan, as amended October 30, 2003, and the Hollywood Media Corp. Directors Stock Option Plan, as amended May 1, 2003;

of our report dated April 28, 2005, with respect to Hollywood Media Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hollywood Media Corp., included in this Form 10-K/A.


                                               /s/Ernst & Young LLP
                                               Certified Public Accountants

Fort Lauderdale, Florida
April 28, 2005